UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Aeon Acquisition I Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	N/A
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

66 West Flagler Street, Suite 900

Miami, FL 33130

877-787-1880

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Ordinary Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC
Units, each consisting of one Class A Ordinary Share, one redeemable warrant to purchase one Class A Ordinary Share, and one right to receive one-fourth (1/4) of one Class A Ordinary Share	The NASDAQ Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share, $0.0001 par value, at an exercise price of $11.50	The NASDAQ Stock Market LLC
Rights to receive one-fourth (1/4) of one Class A Ordinary Shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-294963.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the (i) units, (ii) Class A ordinary shares, par value $0.0001 per share, (iii) warrants to purchase one Class A ordinary share of Aeon Acquisition I Corp. (the “Registrant”) and (iii) rights to receive one-fourth (1/4) of one Class A ordinary share of the Registrant upon consummation of the Registrant’s initial business combination. The description of the units, Class A ordinary shares, warrants and rights to be registered hereunder set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-294963) originally filed with the U.S. Securities and Exchange Commission on April 10, 2026, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 2, 2026	AEON ACQUISITION I CORP.

	By:	/s/ Demetrios Mallios
	Name:	Demetrios Mallios
	Title:	Chief Executive Officer

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